Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(3,049,390)
Unrealized Gain (Loss) on Market Value of Futures	(81,060)
Dividend Income	1,808
Interest Income	10,346
ETF Transaction Fees	2,800
Total Income (Loss)	$(3,115,496)

Expenses
General Partner Management Fees	$34,407
Professional Fees	5,203
Brokerage Commissions	2,275
Non-interested Directors' Fees and Expenses	422
Prepaid Insurance Expense	276
NYMEX License Fee	861
Total Expenses	$43,444
Net Income (Loss)	$(3,158,940)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 1/1/16	$70,533,597
Additions (1,000,000 Shares)	14,444,080
Net Income (Loss)	(3,158,940)

Net Asset Value End of Month	$81,818,737
Net Asset Value Per Share (5,150,000 Shares)	$15.89

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612